American Skandia Trust
For the fiscal period ended 6/30/06
File number 811-5186

SUB-ITEM 77-0
Transactions Effected Pursuant to Rule 10f-3

EXHIBITS


I.   Name of Fund:  American Skandia Trust AST High Yield
Portfolio (Goldman Sleeve)

1.   Name of Issuer:
	NRG Energy Inc.  (Cusip # 692377AU6)

2.   Date of Purchase
	1/26/06

3.   Number of Securities Purchased
	 806,400

4.   Dollar Amount of Purchase
$1,512,000

5.   Price Per Unit
	$1.875

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Morgan Stanley

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Citigroup
Lehman Brothers
Banc of America Securities LLC
Deutsche Bank Securities
Goldman, Sachs & Company
Merrill Lynch & Co.